Exhibit 10.6

SECURED PROMISSORY NOTE (this “Note”)

THE LIEN AND SECURITY INTEREST GRANTED TO HOLDER HEREIN AND THE EXERCISE OF ANY RIGHT OR REMEDY BY HOLDER THEREUNDER OR UNDER ANY OTHER DOCUMENT ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 1, 2023 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG CONTINENTAL REPUBLIC CAPITAL, LLC D/B/A REPUBLIC BUSINESS CREDIT, FUNICULAR FUNDS, LP, AND EACH OF RICEBRAN TECHNOLOGIES, GOLDEN RIDGE RICE MILLS, INC., AND MGI GRAIN INCORPORATED. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL WITH RESPECT TO ANY RIGHT OR REMEDY.

THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY (AS DEFINED BELOW) THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED. FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE HOLDER MAY, UPON REQUEST, OBTAIN FROM THE COMPANY ANY INFORMATION REQUIRED TO BE PROVIDED TO THE HOLDER PURSUANT TO TREASURY REGULATIONS SECTION 1.1275-3(B)(1)(I) BY CONTACTING THE CFO OF THE COMPANY AT THE FOLLOWING ADDRESS: 25420 KUYKENDAHL RD., SUITE B300, TOMBALL, TX 77375.

$4,000,000.00	December 1, 2023

RICEBRAN TECHNOLOGIES, a California corporation (the “Company”), for value received, hereby promises to pay to FUNICULAR FUNDS, LP, a Delaware limited partnership (the “Holder”), or its permitted registered assigns, the principal sum of FOUR MILLION DOLLARS ($4,000,000.00), to be funded to the Company on the date hereof net of a discount equal to ten percent (10.0%) (i.e., $400,000.00) of the aggregate principal amount of this Note, or, if less, all such sums as may have been advanced and be outstanding hereunder, together with interest on the unpaid principal balance as set forth below, in lawful money of the United States of America and in immediately available funds, on or prior to the Maturity Date as set forth herein.

1.        Loan. This Note evidences the loan made to the Company by the Holder (the “Loans”) on the date hereof in the original aggregate principal amount of US $4,000,000.00. The outstanding principal balance of this Note as of any date shall be the amount of the Loans advanced less the amount of payments, prepayments or repayments of Loans made on this Note by or for the account of the Company occurring on such date (including, without limitation, any PIK Interest that is added to the principal balance pursuant to Section 2.2(b)), as may be further adjusted in accordance with the terms of this Note, including pursuant to Section 2.2 hereof (the “Aggregate Principal Balance”).

2.	Terms of this Note.

2.1    Principal. The Aggregate Principal Balance shall be due and payable in immediately available funds in its entirety on or prior to the earlier of (i) December 1, 2028, or (ii) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise (such earliest date, the “Maturity Date”), at which time this Note shall terminate (if it has not previously terminated in accordance with the terms hereof).

2.2    Interest.

(a)    Interest. Subject to Section 3.2(d), the Aggregate Principal Balance shall bear interest at a rate per annum equal to thirteen and one-half percent (13.50%). Accrued interest on the Aggregate Principal Balance shall be payable quarterly in arrears on the last Business Day of each calendar quarter (each, an “Interest Payment Date”) and at the time of prepayment or repayment of the Aggregate Principal Balance. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    Payment in Kind Option. On each Interest Payment Date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either (i) paid in cash or (ii) paid in-kind and added to the Aggregate Principal Balance (“PIK Interest”). Thereafter, such PIK Interest shall bear interest and be paid in accordance with this Section 2.2.

2.3    Payments. Except as otherwise set forth in Section 2.2(b), all payments on or in respect of this Note will be made in such coin and currency of the United States as at the time of payment is legal tender for the payment of public and private debts, by wire transfer of immediately available funds in such manner and at such other place as the Holder shall have designated to the Company in writing pursuant to the provisions of this Note.

2.4    Prepayment.

(a)    Optional Prepayment. The Loans made pursuant to this Note, together with all accrued and unpaid interest on such prepaid amount, may be voluntarily prepaid by the Company, together with a ten percent (10%) prepayment premium on the principal amount thereof, which such prepayment amount for the avoidance of doubt shall equal one hundred ten percent (110%) of the principal amount to be prepaid.

(b)    Mandatory Prepayment. The Loans made pursuant to this Note, together with all accrued and unpaid interest on such prepaid amount, shall be prepaid by the Company following the occurrence of a Change of Control, together with a twenty percent (20%) prepayment premium on the principal amount thereof, which such prepayment amount for the avoidance of doubt shall equal one hundred twenty percent (120%) of the principal amount to be repaid.

(c)    Once repaid or prepaid, amounts borrowed under this Note may not be reborrowed.

2.5    Repayment of Loan. The outstanding Aggregate Principal Balance shall be due and payable on the Maturity Date as set forth in Section 2.1.

2.6    Use of Proceeds. The Company will not permit the proceeds of this Note to be used for any purpose other than (a) to pay amounts owed under the Republic Promissory Note and terminate the Republic Promissory Note and Republic Mortgage, and pay any related transaction fees, costs, and expenses, and (b) for general working capital needs and other general corporate purposes of the Company and the Guarantors.

2.7    Dispositions. Without the prior written consent of the Holder, neither the Company nor any Guarantor shall convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”) the Collateral, except for:

(a)    Transfers of inventory or lease of equipment and goods in the ordinary course of business.

(b)    Transfers by and among the Company and the Guarantors.

(c)    Transfers of obsolete, worn-out, or surplus equipment or other properties.

(d)    Transfers as required in connection with any condemnation or similar proceeding, any taking under power of eminent domain, or similar event.

(e)    Transfers of Accounts and the other Republic Priority Collateral in connection with the Republic Factoring Agreement.

2.8    Encumbrances. Without the prior written consent of the Holder, neither the Company nor any Guarantor shall create, incur, assume or allow any Lien with respect to any of the Collateral or any Real Property owned by the Company or any Guarantor, except for Permitted Encumbrances.

2.9    Indebtedness. Without the prior written consent of the Holder, neither the Company nor any Guarantor shall create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness created under this Note and Indebtedness existing on the date hereof and set forth on Annex B hereto and any refinancing of such Indebtedness.

(b)    Indebtedness by and among the Company and the Guarantors.

(c)    Capital Lease Obligations incurred by the Company and/or any Guarantor (i) on or prior to the date hereof and (ii) after the date hereof, in an aggregate amount at any time outstanding pursuant to this sub-clause (ii) not in excess of $100,000.

(d)    Other Indebtedness in an aggregate amount at any time outstanding pursuant to this paragraph (d) not in excess of $100,000.

2.10    Reporting. The Company shall furnish to the Holder (a) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending March 31, 2024), the Company’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and (b) within 120 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2023), Company’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year; provided, however, that it is understood and acknowledged that the public filing by the Company of quarterly reports on Form 10-Q and annual reports on Form 10-K, as applicable, of the Company and its consolidated subsidiaries shall satisfy the requirements of this Section 2.10).

2.11    Waivers. The Company waives diligence, presentment, demand, protest, notice of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or of any other right in that or any subsequent instance.

2.12    Withholding. Provided that the Holder or its permitted transferee, as applicable, provides to the Company a properly completed and duly executed Internal Revenue Service Form W-9 certifying that the Holder or such permitted transferee, as applicable, is not subject to backup withholding on or before the first date on which any amount is paid to the Holder or such permitted transferee, as applicable, under this Note (and the Holder or its permitted transferee, as applicable, updates such form when materially obsolete or inaccurate), any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction or withholding for any taxes. To the extent any amounts are deducted or withheld from any amounts payable to the Holder or its permitted transferee, as applicable, under this Note, such deducted or withheld amounts shall be treated as if paid to the Holder or its permitted transferee, as applicable, for all purposes hereof.

3.	Events of Default and Remedies.

3.1         Events of Default. An “Event of Default” will exist if any of the following occurs and is continuing:

(a)    the Company shall fail to make any payment of principal on this Note, or on any other payment obligation of any nature pursuant to this Note, when and as such principal or other payment obligation becomes due and payable (or, in each case, for any payment required hereunder other than principal amounts on the Note, after the date that is three (3) Business Days after the date such amount is due and payable), in each case whether by acceleration, demand or otherwise (it being understood that any accrued interest that is paid-in-kind pursuant to Section 2.2(b) shall constitute timely payment of such interest);

(b)    the Company or any Guarantor shall fail to observe or perform or comply with any other covenant, condition, term, provision or agreement contained in this Note which, to the extent curable, is not cured within ten (10) Business Days after written notice thereof from Holder to the Company and the Guarantors;

(c)    this Note or any document or agreement delivered in connection herewith ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Company or any Guarantor, as applicable, or shall be repudiated in writing by the Company or such Guarantor, as applicable, or any Lien purported to be created under the provisions of Section 4 shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, a valid and perfected Lien on the Collateral with the priority required thereby on any of the Collateral purported to be covered thereby;

(d)    the Company or any Guarantor shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing or any action referenced in this Section 3.1(d); or

(e)    an involuntary proceeding shall be commenced by any party against the Company or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days.

3.2         Remedies.

(a)    If an Event of Default has occurred and is continuing, the Holder will have the right to (i) declare the unpaid principal amount or premium on the Loans, together with all accrued and unpaid interest and any other amounts, if any, to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Holder; (ii) enforce any and all Liens and security interests created pursuant to Section 4 below; (iii) enforce any guarantee created pursuant to Section 5 below; and (iv) take all other actions permitted under applicable law.

(b)    No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.

(c)    The rights, powers and remedies given to the Holder hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

(d)    If an Event of Default has occurred and while such Event of Default is continuing, the Aggregate Principal Balance shall bear interest at a rate per annum equal to fifteen and one-half percent (15.50%).

4.          Grant of Security Interest. As collateral security for the prompt payment in full in cash when due of the Loans and other obligations of the Company to the Holder hereunder, each Grantor hereby pledges and grants to the Holder a continuing security interest in all of such Grantor’s rights, titles and interests in the following property, assets and revenues, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this sentence being collectively referred to herein as the “Holder Priority Collateral”): (a) Chattel Paper, including Electronic Chattel Paper; (b) Commercial Tort Claims described in Schedule I hereto; (c) Deposit Accounts; (d) Documents; (e) Financial Assets; (f) General Intangibles; (g) Goods (including, without limitation, all its Equipment and Inventory), together with all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore; (h) Instruments; (i) Intellectual Property; (j) Investment Property (including, without limitation, Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts); (k) Letter of Credit Rights; (l) money (of every jurisdiction whatsoever); (m) Supporting Obligations; (n) payment intangibles; (o) pledged shares; and (p) to the extent not included in the foregoing, all other personal assets and property of any kind or description. As collateral security for the prompt payment in full in cash when due of the Loans and other obligations of the Company to the Holder hereunder, each Grantor hereby pledges and grants to the Holder a security interest in all of such Grantor’s existing and later acquired assets that constitute Accounts, Proceeds of Accounts, and Accounts Related Rights, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Republic Priority Collateral” and together with the Holder Priority Collateral, the “Collateral”). The security interest granted to Holder in the Holder Priority Collateral pursuant to this Section 4 shall be a first priority security interest in such Holder Priority Collateral. (i) At any time prior to the payment in full of the Guarantor’s obligations under the Republic Factoring Agreement, the security interest granted to Holder in the Republic Priority Collateral pursuant to this Section 4 shall be a second priority security interest in such Republic Priority Collateral and (ii) following payment in full of the Guarantor’s obligations under the Republic Factoring Agreement, the security interest granted to Holder in the Republic Priority Collateral pursuant to this Section 4 shall be a first priority security interest in such Republic Priority Collateral. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in any Excluded Property; provided that if and when any such item, category or type of property shall cease to be an Excluded Property, such property shall become Collateral.

In addition, the foregoing assignment and grant shall include all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

Until the termination of this Note, in each case as requested by the Holder, each Grantor shall perform any and all reasonable steps and take all reasonable actions as are necessary or as may be requested by Holder, in its reasonable discretion, from time to time to perfect, maintain, protect, and enforce Holder’s security interest in, and Lien on, the Collateral, including (i) executing and delivering all appropriate documents and instruments as are necessary or as Holder may determine are necessary or desirable, in its reasonable discretion, to perfect, preserve, or enforce Holder’s interest in the Collateral, including financing statements, all in form and substance reasonably satisfactory to Holder, (ii) placing notations on each Grantor’s books of account to disclose Agent’s security interest and Lien therein, and (iii) taking such other steps and actions as are necessary or as may be deemed necessary or desirable by Holder, in its reasonable discretion, to perfect and enforce Holder’s security interest in, and Lien on, and other rights and interests in, the Collateral.

Each Grantor hereby authorizes the Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the Collateral without the signature of such Grantor where permitted by law, including any financing or continuation statement, or amendment thereto, with “all assets” in the collateral description.

Each Grantor shall (i) use commercially reasonable efforts to deliver as promptly as practicable account control agreements with respect to each Deposit Account, other than any Excluded Account and, for the avoidance of doubt, the Lockbox Account referred to in the Republic Factoring Agreement, and (ii) upon the written request by the Holder, grant to the Holder a Mortgage on any parcel or parcels of Real Property, in each case, that are fee owned by such Grantor constituting Collateral, within sixty (60) days of such request.

5.           Guaranty. To induce the Holder to extend credit to the Company as described herein and in consideration of benefits expected to accrue to the Company and the Guarantors by reason of the extension of such credit and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees to the Holder the due and punctual payment of all present and future payment obligations under the Note, including the due and punctual payment of principal of and interest on this Note as and when the same shall become due and payable, by acceleration or otherwise, according to the terms hereof (the obligations so guaranteed being hereinafter referred to collectively as the “Guaranteed Obligations”). In case of any failure by the Company to punctually pay any Guaranteed Obligations, each Guarantor hereby unconditionally agrees to make an amount equal to such payment or to cause an amount equal to such payment to be made, punctually as and when the same shall become due and payable, by acceleration or otherwise, and as if such payment were made by the Company. Other than payment in full of this Note, the obligations of the Guarantors under this Section 5 are primary, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Note, or any substitution, release or exchange of any other guarantee of or security for any of the obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 5 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances and shall apply to any and all obligations now existing or in the future arising until payment in full of this Note. The guarantee in this Section 5 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all obligations whenever arising until payment in full of this Note.

6.	Miscellaneous.

6.1    Amendments, Waivers and Termination. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Company, each Guarantor and the Holder.

6.2    Waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 6.

6.3    Entire Agreement. This Note constitutes the entire final agreement and understanding between the parties pertaining to the subject matter of this document and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no other warranties, representations or other agreements between the parties in connection with the subject matter and there are no unwritten oral agreements between the parties.

6.4    Assignment. This Note will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations under this Note may be assigned by the Holder, the Company or the Guarantors without the prior written consent of each other party hereto.

6.5    Governing Law. THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.6    Jurisdiction, Consent to Service of Process, Waiver of Jury Trial.

(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(b)    EACH PARTY HERETO HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE HOLDER OR OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.6.

6.7    Costs and Expenses. The Company agrees to pay a fee in an amount equal to $50,000 on account of costs and expenses of the Holder (including counsel fees and expenses) in connection with the documentation, negotiation and administration of this Note, which fee shall be paid either in cash or in-kind (as additional PIK Interest in the amount thereof) based on a written election of the Company (which written election may be communicated via electronic communication from the Company to the Holder) within thirty (30) days of the date hereof. Absent such written election as set forth above in this Section 6.7 to pay such fee in cash, such fee shall be paid in-kind. If an Event of Default has occurred and while such Event of Default is continuing, the Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by Holder, including the reasonable and documented out-of-pocket fees, charges and disbursements of a single counsel to the Holder, in connection with enforcement, collection or protection of its rights in connection with this Note, including all such expenses incurred during any workout, restructuring or negotiation in respect of the Loan made hereunder.

6.8    Indemnification. The Company hereby agrees to indemnify the Holder and its directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all material liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable and documented out-of-pocket fees and disbursements of a single counsel for all such Indemnified Persons, taken as a whole, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party, in any way relating to or arising out of or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby, the performance of this Note, (ii) the transactions contemplated by the Note, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (the “Indemnified Liabilities”); provided that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent (x) they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s bad faith, gross negligence or willful misconduct, (y) they are found by a final decision of a court of competent jurisdiction to have resulted from a material breach in bad faith of such Indemnified Person’s obligations under this Note or any other agreement or instrument contemplated hereby, or (z) they result from a claim or proceeding that does not involve an act or omission by the Company or a Guarantor and that is brought by an Indemnified Person against any other Indemnified Person. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

6.9    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Obligations of the Company pursuant to this Note, the liens on the Collateral granted to Holder hereunder and the exercise of any right or remedy by Holder hereunder are each subject to the provisions of the Intercreditor Agreement then in effect. In the event of any contract between the provisions of the Intercreditor Agreement and this Note, the provisions of the Intercreditor Agreement shall govern and control.

7.	Definitions and Interpretation.

7.1    Definitions. Terms defined in the UCC that are not otherwise defined in this Note are used herein as defined in the UCC. As used in this Note, the following terms have the following meanings:

“Accounts Related Rights” shall mean the following assets related to the Accounts: (i) Documents, (ii) General Intangibles, (iii) Supporting Documentation and Supporting Obligations, (iv) each Grantor’s Books, (v) Software, software programs and stored data, (vi) aging schedules, (vii) contract rights, (viii) customer lists, (ix) all lien rights associated with the Accounts, whether arising by operation of law or pursuant to contract or agreement, including but not limited to mechanic’s lien rights, (x) returned Goods, Inventory, or merchandise and all property of the Grantors at any time coming into Holder’s possession, and (xi) all Proceeds of each of the foregoing, including proceeds of insurance covering the foregoing.

“Aggregate Principal Balance” has the meaning set forth in Section 1.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 under the United States Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time, by way of merger, consolidation or otherwise).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York.

“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended), other than the Holder (or any “group” including the Holder), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding equity interests of the Company; or (b) the Company and Guarantors Transfer all or substantially all of the Collateral to any person other than the Company or a Guarantor.

“Collateral” has the meaning set forth in Section 4.

“Company” has the meaning set forth in the introductory paragraph hereto.

“Event of Default” has the meaning set forth in Section 3.1.

“Excluded Account” means any Deposit Account of a Grantor which (a) is solely used for purposes of funding (i) taxes reasonably expected by such Grantor, or (ii) payroll or employee benefit payments, (b) is a fiduciary and trust account solely containing cash and cash equivalents of non-Grantors for funding a transaction not prohibited by this Note, (c) is a “zero balance” account, or (d) has cash or cash equivalents of no more than $50,000 at any such time.

“Excluded Property” means (a) Excluded Accounts, (b) motor vehicles or other assets subject to certificates of title, (c) any of the Grantors’ rights or interests in or under any personal property to the extent that, and only for so long as, such grant of a security interest (i) is prohibited by any governmental requirement of a governmental authority with jurisdiction over such property, (ii) requires a consent not obtained of a governmental authority with jurisdiction over such property that is required pursuant to any governmental requirement or (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document, in each case, that directly evidences or gives rise to such property; provided that any of the foregoing exclusions shall not apply if (A) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset, (B) such prohibition, consent or the term in such contract, license, agreement, instrument or other document or providing for such prohibition breach, default or termination or requiring such consent is ineffective or would be rendered ineffective under any governmental requirement, including pursuant to Section 9.406, 9.407 or 9.408 of the applicable UCC or (C) in the case of clause (iii), the counterparty to such document, or person from whom consent is required, is a Grantor; provided further that it is understood for avoidance of doubt that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or termination or such consent being obtained, such party shall be deemed to have granted a Lien in all its rights, title and interests in and to such property, (d) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, (e) any property subject to a Capital Lease Obligation, (f) any equity interests in a subsidiary organized outside of the United States (or any subsidiary substantially all of the assets of which consist of equity interests or indebtedness of one or more subsidiaries (i) organized outside of the United States or (ii) described in this parenthetical), and (g) proceeds and products of any and all of the foregoing excluded property described in clauses (a) through (f) above only to the extent such proceeds and products would otherwise constitute property or assets of the type described in clauses (a) through (f) above.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (a) if the Company notifies the Holder that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Holder notifies the Borrower that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (b) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (c) the accounting for operating leases and capital leases under GAAP as in effect on December 15, 2018 (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Note, including the definition of Capital Lease Obligations.

“Golden Ridge” means Golden Ridge Rice Mills, Inc., a Delaware corporation.

“Grantor” means each of the Company, Golden Ridge and MGI Grain.

“Guaranteed Obligations” has the meaning set forth in Section 5.

“Guarantor” means each of MGI Grain and Golden Ridge.

“Holder” has the meaning set forth in the introductory paragraph hereto.

“Holder Priority Collateral” has the meaning set forth in Section 4.

“Indebtedness” means, as to any person at a particular time, without duplication, all of the following:

(a)    all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such person;

(c)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

(d)    all Capital Lease Obligations; and

(e)    to the extent not otherwise included above, all guarantees of such person in respect of any of the foregoing.

“Indemnified Liabilities” has the meaning set forth in Section 6.8.

“Indemnified Person” has the meaning set forth in Section 6.8.

“Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement dated as of December 1, 2023, between Holder and Republic.

“Interest Payment Date” has the meaning set forth in Section 2.2(a).

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loans” has the meaning set forth in Section 1.

“Maturity Date” has the meaning set forth in Section 2.1.

“MGI Grain” means MGI Grain Incorporated, a Delaware corporation.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by any applicable Grantor, as owner of such applicable Real Property, and Holder in respect of that Real Property to secure the Loans and other obligations of the Company to the Holder hereunder, in form and substance reasonably acceptable to the Holder and the Grantors, together with such terms and provisions as may be required by local laws.

“Note” has the meaning set forth in the title hereto.

“Permitted Encumbrances” means:

(a)    Liens securing obligations under this Note and any other Liens existing on the date hereof described in Annex A hereto;

(b)    Liens securing Capital Lease Obligations to the extent permitted by Section 2.9;

(c)    Liens for taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with the historical accounting principles of the Company or any of its affiliates or for property taxes on property that any such affiliate has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(d)    Liens in respect of property or assets of the Company imposed by law, such as vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ liens and other similar liens arising in the ordinary course of business;

(e)    Liens arising from judgments or decrees in circumstances not constituting an Event of Default;

(f)    Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure (or secure the liens securing) liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its affiliates;

(g)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Company are located;

(h)    easements, rights-of-way, restrictive covenants, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances on real property not interfering in any material respect with the business of the Company;

(i)    Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(j)    Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts or other brokerage accounts of the Company held at such banks or financial institutions, as the case may be, in the ordinary course of business;

(k)    (i) zoning, building, entitlement and other land use regulations by governmental authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company;

(l)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of business; and

(m)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease entered into in the ordinary course of business, including with respect to any deposits of cash, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such person in accordance with generally accepted accounting principles; and

(n)    Liens securing obligations under the Republic Factoring Agreement.

“PIK Interest” has the meaning set forth in Section 2.2(b).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Republic Factoring Agreement” means that certain Agreement for Purchase and Sale, dated as of October 28, 2019, among the Company, MGI Grain and Golden Ridge, collectively, as sellers, and Republic Business Credit, LLC, as purchasers, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Republic Mortgage” means that certain Mortgage with Security Agreement and Fixture Filing, among the Company, MGI Grain and Golden Ridge, collectively, as mortgagors, in favor of Continental Republic Capital, LLC d/b/a Republic Business Credit, as mortgagee, filed with the Cross County, AR Circuit Clerk & Recorder as File No. LR-2023-0139 on January 24, 2023.

“Republic Priority Collateral” has the meaning set forth in Section 4.

“Republic Promissory Note” means that certain Secured Promissory Note, dated January 12, 2023, by the Company, MGI Grain and Golden Ridge, collectively, as borrowers, and Continental Republic Capital, LLC d/b/a Republic Business Credit, LLC, as holder.

“Transfer” has the meaning set forth in Section 2.7.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as enacted and in force in the State of New York; provided, however, that if, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Holder’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

7.2    Construction. The definitions set forth in Section 7.1 shall be equally applicable to both the singular and plural forms of the defined terms. Whenever the context requires, the gender of all words used in this Note includes the masculine, feminine, and neuter. All references to Sections refer to articles and sections of this Note. All references to dollars refer to United States dollars. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Note, shall refer to this Note as a whole and not to any particular section or article in which such words appear. The word “or” shall not be exclusive. All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references to laws, regulations, agreements and instruments refer to such laws, regulations, agreements and instruments as they may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The article and section titles and headings in this Note are inserted for convenience only and are not intended to be part of, or to affect the meaning or interpretation of this Note.

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COMPANY:

RICEBRAN TECHNOLOGIES, a California corporation

By:
Name:
Title:

Signature Page to Secured Promissory Note

GUARANTOR:

MGI GRAIN INCORPORATED, a Delaware corporation

By:
Name:
Title:

GUARANTOR:

GOLDEN RIDGE RICE MILLS, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Secured Promissory Note

HOLDER:

FUNICULAR FUNDS, LP, a Delaware limited partnership

By:
Name:	Jacob Ma-Weaver
Title:	Managing Member of the General Partner